                                                                    Exhibit 10.1
                                                                    ------------

                     REORGANIZATION PLAN AND AGREEMENT OF


                              DONNO COMPANY, INC.

                           RESIDENTIAL SERVICE, INC.

                          SUFFOLK WASTE SYSTEMS, INC.

                               NRT REALTY CORP.

                          EASTERN WASTE OF L.I., INC.

                                      AND

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

RECITALS .......................................................................

ARTICLE I ACQUISITION; CLOSING .................................................

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLERS ...........................

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER ........................

ARTICLE IV TITLE INSURANCE AND SURVEY ..........................................

ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS .....................................

ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER ..................................

ARTICLE VII CONDITIONS OF PURCHASER ............................................

ARTICLE VIII CONDITIONS OF SELLERS .............................................

ARTICLE IX INDEMNIFICATION .....................................................

ARTICLE X OTHER PROVISIONS .....................................................

                                   SCHEDULES


1.3       COMPANY DEBT

1.5(A)    ALLOCATION OF EESI SHARES

1.5(C)    OPINION OF PURCHASER'S COUNSEL

1.5(D)    EMPLOYMENT AGREEMENTS

1.6(C)    RELEASE BY SELLERS

1.6(E)    NON-COMPETE AGREEMENT

1.6(G)    OPINION OF SELLERS' COUNSEL

2.1       SUBSIDIARIES

2.2       CAPITAL STOCK

2.3       CONTRACTS, PERMITS, MORTGAGES AND MATERIAL DOCUMENTS

2.4(A)    FURNITURE AND EQUIPMENT

2.4(B)    VEHICLES

2.4(C)    CONTAINERS

2.4(D)    INVENTORY AND TIRES

2.4(E)    SHOP TOOLS

2.5       CUSTOMER LIST AND CONTRACTS

2.7       ADVERSE CHANGES

2.8(B)    ACCOUNTS RECEIVABLE

2.8(C)    ACCOUNTS PAYABLE

2.11      INSURANCE POLICIES, PERFORMANCE BONDS AND LETTERS OF CREDIT

2.12(A)   CONTRACTS WITH EMPLOYEES

2.12(B)   EMPLOYEES

2.12(C)   BENEFIT PLANS

2.13(A)   VIOLATIONS OF FEDERAL, STATE OR LOCAL LAWS AND REGULATIONS

2.13(B)   VIOLATIONS OF ENVIRONMENTAL LAWS AND REGULATIONS

2.13(C)   LANDFILLS AND TRANSFER STATIONS

2.13(F)   LIST AND SYNOPSIS OF ALL LITIGATION

2.15      REQUIRED CONSENTS

2.18      RELATED PARTY TRANSACTIONS

8.3       GUARANTEES

                       REORGANIZATION PLAN AND AGREEMENT
                       ---------------------------------

     This Reorganization Plan and Agreement ("Agreement") is made as of December 31, 1996, by and among Norman Taylor, Thomas King, Robert Donno (individually a "Seller" and collectively the "Sellers"), Eastern Environmental Services, Inc. ("EESI"), and Eastern Waste of L.I., Inc. ("Purchaser").

                                   RECITALS
                                   --------

     Each of the Sellers is an owner of one-third of the outstanding stock of Donno Company, Inc., Residential Service, Inc., Suffolk Waste Systems, Inc., and NRT Realty Corp. (collectively "Companies" and individually a "Company"). The shares of stock in the Companies owned by the Sellers (the "Company Shares") represent all of the stock issued by the Companies. The Companies are all New York corporations. The Companies are in the business of collecting, transporting and disposing of special waste and municipal service waste.

     The parties hereto desire that all of the issued common stock of the Companies be acquired by EESI and Purchaser in exchange solely for the voting stock of EESI, the parent and sole shareholder of Purchaser, on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE I
                             ACQUISITION; CLOSING
                             --------------------

     Section 1.1  Incorporation of Recitals.  The recitals set forth above are
                  -------------------------
incorporated herein by reference and are a part of this Agreement.

     Section 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place on January 10, 1997, subject to the conditions set forth in
Article VII and Article VIII being satisfied or waived, at the offices of Robert
M. Kramer & Associates, 1150 First Avenue, King of Prussia, Pennsylvania, 19406, or such other place as the parties hereto may agree upon. The Closing Date shall be extended, if the conditions set forth in Article VII and Article VIII are not satisfied by January 10, 1997, to the date which is five days after the date such conditions are satisfied. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Sellers. The written notice must provide at least five days advance notice of the Closing Date.

     Section 1.3  Agreement to Sell Stock of Companies; Consideration.  At the
                  ---------------------------------------------------
Closing, each of the Sellers agrees to transfer and deliver to Purchaser all of the Company Shares owned by such Seller, as applicable, and Purchaser agrees to purchase and pay for the Company Shares, the total consideration, subject to adjustment as provided herein, of Ten Million Nine Hundred Fifty Thousand Dollars ($10,950,000) payable as follows: (i) One Million One Hundred Thirty-seven Thousand Nine Hundred and Fifty-one (1,137,951) shares of EESI's common stock ("EESI Stock"), each share being valued ("Per Share Value") at Nine Dollars ($9.00), the closing price for EESI's common stock at the close of trading on the date of this Agreement; and (ii) Purchaser accepting the Company Stock with the Companies having total liabilities, excluding accounts payable, of Seven Hundred Eight Thousand Four Hundred Forty Dollars ($708,440.00), as set forth on Schedule 1.3 attached ("Company Debt"). If the Companies, at Closing, have total liabilities less than or more than Seven Hundred Eight Thousand Four Hundred Forty Dollars ($708,440.00), the EESI Stock to be delivered at Closing shall be increased or decreased, dollar for dollar, by the amount by which the principal and accrued interest owed on the Company Debt at Closing are less than or exceed the principal amount and accrued interest owed on the date of this Agreement. The increase or decrease, as applicable, shall be calculated by valuing the EESI Stock at the Per Share Value. The Sellers shall receive the shares of EESI Stock as allocated among the Companies and in the same proportions that the Sellers own shares in each of the Companies.

     Section 1.4  Term And Time For Closing.  Following execution of this
                  -------------------------
Agreement, EESI, Purchaser and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser or EESI may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser or EESI, under this Agreement, or at law or in equity, including, without limitation an action to recover their actual damages resulting from the default of Sellers.
If the failure to conclude this transaction is due to the refusal and failure of Purchaser or EESI to perform their obligations under this Agreement, Sellers, or any of them, may, in addition to and not in limitation of any other rights and remedies available to the Sellers, or any of them, under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of Purchaser or EESI.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of EESI and Robert Donno, on behalf of the Sellers;

     (b) by EESI or Robert Donno, on behalf of the Sellers, by providing the other parties with written notice thereof, if the Closing shall not have occurred by January 31, 1997, or such other date as may be agreed to by the parties hereto in writing, if such notifying party is ready, willing and able to consummate the transactions contemplated by this Agreement and all of the conditions to the other party's obligation to close as set forth in Article VII or VIII, as applicable, shall have been satisfied and the other party fails to consummate the transactions contemplated by this Agreement for any reason whatsoever;

     (c) by Robert Donno, on behalf of the Sellers, or EESI, on or prior to January 31, 1997, or such other date as may be agreed to by the parties in writing, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement; or

     (d) by Robert Donno, on behalf of the Sellers or EESI, if the Closing shall not have occurred by January 31, 1997, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that
Section 1.4, Article IX, Section 10.2, Section 10.3 and Section 10.16 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 1.5.  Deliveries by Purchaser and EESI.   At the Closing,
     -----------------------------------------------
Purchaser and EESI shall deliver, all duly and properly executed, authorized and issued (where applicable):

     (a) The EESI Stock, as provided in Section 1.3 above, to be delivered to the Sellers, and allocated for the common stock of each of the Companies as set forth on Schedule 1.5(a);

     (b) A certified copy of resolutions of the directors and shareholder of Purchaser and the directors of EESI authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith, including, but not limited to the Employment Agreements (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

     (c) A favorable opinion from counsel for Purchaser, dated the Closing Date in the form attached as Schedule 1.5(c);

     (d) Employment Agreements with Robert Donno, Thomas King and Norman Taylor in the form and content of the Employment Agreements attached hereto as Schedule 1.5(d) (the "Employment Agreements"); and

     (e)  The Certificate described at Section 8.1.

     Section 1.6.  Deliveries by Sellers.  At the Closing, each of the Sellers,
                   ---------------------
as applicable, shall deliver to Purchaser, all duly executed the following:

     (a) Each of the Sellers, as applicable, shall deliver to Purchaser duly executed certificates in valid form evidencing all of the Company Shares owned by each such Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) Except as may be otherwise required by Purchaser, or as set forth herein or in the Employment Agreements, the written resignations of all officers and directors of each Company at the Closing Date;

     (c) A release from each Seller, in the form attached as Schedule 1.6(c), which provides that the Sellers are releasing the Companies from any and all claims, causes of action, debts and obligations whatsoever existing on the Closing Date;

     (d) Each of the Sellers who are parties to the Employment Agreements with Purchaser, in the form attached as Schedule 1.5(d) to this Agreement shall execute such agreements, as applicable;

     (e) Each of the Sellers shall execute the Covenant Not to Compete Agreement attached to this Agreement as Schedule 1.6(e);

     (f) The Sellers shall have delivered to Purchaser a current certificate of good standing for each Company from the New York Secretary of State;

     (g) A favorable opinion from counsel for the Sellers, dated the date of the Closing, in form attached as Schedule 1.6(g);

     (h) Each of the Sellers shall execute and deliver the Certificate described at Section 7.1; and

     (i) The books and records of the Companies, including, without limitation, all original financial and operating records, the corporate minute books, the corporate stock ledgers, and title documents.


                                  ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     Whenever the phrase "To Sellers' knowledge" or a similar phrase is used in this Agreement, the phrase means the actual knowledge of any of the Sellers, and the knowledge which can be imputed to any of the Sellers by reason of such Seller being an officer, director, or shareholder of any of the Companies. With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, all of the Sellers jointly and severally represent and warrant to Purchaser and make the following covenants for Purchaser's benefit:

     Section 2.1  Organization and Standing.  Each of the Companies is a
                  -------------------------
corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. The Companies do not own any stock or interest in any other corporation, partnership, or other business organization, except as set forth on Schedule 2.1.

     Section 2.2  Company Stock.  Each of the Companies has the authorized and
                  -------------
kind of capital stock as set forth on Schedule 2.2. Schedule 2.2 hereto sets forth the number of shares of the capital stock of each of the Companies issued and outstanding. The Company Shares each Seller owns in each Company are legally and validly authorized and issued, fully paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock from any Company.

     Section 2.3  Contracts, Permits and Material Documents.  The items listed
                  -----------------------------------------
in Schedule 2.3 attached, comprise all of the following with respect to each of the Companies ("Material Documents"): (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bond, mortgages, liens, pledges, and security agreements under which any of the Companies are bound or under which any of the Companies are the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of each Company's business, and (viii) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 2.5) which are binding on any Company or any of its property and pursuant to which any Company derives any material benefit or has imposed upon it any material detriment. For purposes of this Section 2.3 a material benefit or material detriment shall be anything which provides a benefit or imposes a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 2.3 are organized under separate headings for each of the Companies and under subheadings for each of the different type of documents listed. Except as set forth on Schedule 2.3, no Company nor, to the knowledge of the Sellers, any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. No Company is a party to, and no Company's property is bound by, any agreement or instrument which is material to the continued conduct of business operations of the Companies, taken as a whole, as now being conducted, except as listed in
Schedule 2.3.

     Section 2.4  Personal Property.  Attached hereto, made a part hereof and
                  -----------------
marked Schedule 2.4, is a listing of all items described in subparagraphs "a" through "i," organized by Company and by subparagraph.

          (a) All furniture, office equipment, mobile and base radios, transfer station equipment, recycling equipment, and other equipment used in each Company's business operations, all of which are owned or leased by each Company, are listed on Schedule 2.4(a) and all of which are, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 2.4(a);

          (b) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments to the rolling stock used in each Company's business operations together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle, all of which are owned by each Company, are listed on Schedule 2.4(b) and, to the knowledge of the Shareholders, all of the vehicles are, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 2.4(b);

          (c) All containers used in each Company's business operations together with information as to container size and year of manufacture, all of which are owned or leased by each Company, are listed on Schedule 2.4(c), and all of the containers are in good condition, in all material respects, normal wear and tear excepted, except as noted on Schedule 2.4(c);

          (d) The inventory of parts, tires and accessories owned by each Company is listed on Schedule 2.4(d), and all of the listed inventory is, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 2.4(d);

          (e) The shop tools owned by each Company are listed on Schedule 2.4(e), and all the shop tools are, in all material respects, in good condition, normal wear and tear excepted, except as noted on Schedule 2.4(e);

     Section 2.5  Customers.  The name and address of each customer each Company
                  ---------
serves, together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, are listed on Schedule 2.5 attached hereto. No Company nor, to the knowledge of the Sellers, any person or party to the any of the customer contracts is in material or knowing default under any of the customer contracts, and, to the knowledge of the Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default.

     Section 2.6  Title.  Each Company has good and marketable title to, or a
                  -----
valid leasehold interest in all of its assets both real property and personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the items set forth in subparagraphs (a) through
(c) below, and the items listed on Schedule 2.3 ("Permitted Encumbrances").

          (a) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

          (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation; and

          (c) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

     Section 2.7  Financial Statements.  Sellers have delivered to Purchaser
                  --------------------
true and correct copies of the following financial statements of the Companies prepared by __________________________________________ (the "Financial
Statements"):

          (a) A combined balance sheet for the Companies as of December 31, 1995, and a statement of income, cash flow and retained earnings for the period ended December 31, 1995, both prepared on an accrual basis; and

          (b) A combined balance sheet for the Companies as of September 30, 1996 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended September 30, 1996 ("Most Recent Income Statement"), both prepared on an accrual basis. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements." The Financial Statements have been prepared by the regular accountants of the Companies, in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Companies. All notes and contingent labilities required to be stated and reflected under GAAP applied on a consistent basis in accordance with past custom and practice of the Companies are stated and reflected on the Financial Statements. The balance sheets present fairly, in all material respects, the financial condition of the Companies as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Companies for the periods indicated thereon. Since the date of the Most Recent Balance Sheet, the Companies have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of Companies (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on Schedule 2.7, there has not been any material adverse change in the income, expenses or assets of the Companies.

     Section 2.8  Liabilities; Accounts Receivable and Working Capital.
                  ----------------------------------------------------

          (a) The Companies do not have any liabilities, fixed or contingent, other than:

               (i)  the Company Debt;

               (ii) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP; and

               (iii) liabilities arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice under contracts or other agreements, disclosed in the Schedules referred to in this Agreement or not required to be disclosed therein by reason of amount or other qualifications contained in the representations and warranties of this Agreement.

          (b) All accounts receivable of the Companies are, and all accounts receivable arising since the date of Schedule 2.8(b), will be valid accounts receivable, and will be fully collectable in the ordinary course of business, less an amount not exceeding $50,000 for a bad accounts reserve. Each Company's accounts receivable, as of the date of this Agreement, are attached hereto, made a part hereof and marked as Schedule 2.8(b). Schedule 2.8(b) give the aging of each accounts receivable, is organized by Company and accurately reflects the books and records of the Companies. All accounts receivable have been generated in the ordinary course of each Company's business consistent with past practice. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable. On the Closing Date, the accounts receivable of the Companies shall exceed the accounts payable of the Companies.

          (c) Each Company's accounts payable, as of the date of this Agreement, are attached hereto, made a part hereof and marked Schedule 2.8(c).
Schedule 2.8(c) gives the aging of each of the accounts payable and is organized by Company. Schedule 2.8(c) accurately reflects the books and records of the Companies as of the date of Schedule 2.8(c).

          (d) On the Closing Date, the Companies on a combined basis will have an aggregate of no less than One Million Four Hundred Thousand Dollars ($1,400,000) in working capital. For purposes of this warranty, the Companies' working capital is agreed to consist of cash, marketable securities, pre-paid expenses, the cash surrender value of any life insurance policies owned by the Companies, and the amount by which the accounts receivable of the Companies exceeds the accounts payable of the Companies on the Closing Date.

          Section 2.9  Fiscal Condition of Each Company.  Since the date of the
                       --------------------------------
Most Recent Balance Sheet, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

          (a) Any material change in the financial condition, business organization or personnel of any Company or in the relationships of any Company with suppliers, customers or others;

          (b) Any disposition by any Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

          (c) Any sale or other disposition of any asset owned by any Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice or valued at $50,000 or less in the aggregate;

          (d) Any expenditure or commitment by any Company for the acquisition of any single asset, except in the ordinary course of business consistent with past practices and having an acquisition price of $100,000 or less;

          (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of any of the Companies, except damage, destruction or loss which does not exceed $100,000 in the aggregate;

          (f) Any bonuses or increases in the compensation payable or to become payable by any Company to any officer or key employee;

          (g) Any loans or advances to any Company other than renewals or extensions of existing indebtedness;

          (h)  Any change in accounting method or practice.

     Section 2.10  Tax Returns.  Each Company has filed all Federal and other
                   -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Companies are Subchapter "S" corporations under the Internal Revenue Service Code. Sellers warrant that they will pay with their own funds any and all federal, state and local taxes due and payable by the Companies with respect to all periods prior to the Closing, to the extent such taxes exceed the reserves for taxes established on the Companies Most Recent Balance Sheet, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, franchise, excise and property taxes. The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Companies have filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date.

     Section 2.11  Policies of Insurance.  All insurance policies, performance
                   ---------------------
bonds, and letters of credit insuring the Companies or which the Companies have had issued and which have not expired are listed on Schedule 2.11 attached hereto. Schedule 2.11 includes, the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. Each Company's current insurance policies, performance bonds and letters of credits are in force and effect and the premiums thereon are not delinquent. No Company has received notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. No Company has a claim against any of its insurance carriers under any of policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 2.12  Employees, Pensions and, ERISA.
                   ------------------------------

          (a) The Companies do not have any contract of employment with any officer or other employee, except as listed on Schedule 2.12(a).

          (b) Except as set forth on Schedule 2.12(b), no employee of the Company is represented by any union. The name, address and social security number and current rate of compensation of each of the Company's employees and capacity to which each person is employed is listed on Schedule 2.12(b) attached. There is no pending or, to the knowledge of the Sellers, threatened dispute between any Company and any of its employees which might materially and adversely affect the continuance of the Company's business operations, taken as a whole, except for the potential claim for additional wages set forth in the letter from Joseph R. Parauda, Esq., to Robert Donno dated December 23, 1996.

          (c) Attached hereto made a part hereof and marked Schedule 2.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA") which are currently maintained and/or were established or sponsored by any Company (whether or not they are now terminated) or to which any Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Companies.

          (d) The Company has delivered to the Purchaser (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

          (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded, through a trust intended to be exempt from tax under Section 501(c) of the Code.

          (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

          (g) There is no matter, action, audit, suit or claim pending or, to the knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

          (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

          (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     Section 2.13  Legality of Operation.  In regard to each Company:
                   ---------------------

          (a) Except as disclosed in Schedule 2.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, each Company is in material compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 2.13(a), each Company is in material compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Companies' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 2.13(a), with respect to any Law there are no claims, actions, suits, investigations or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an material change in the financial condition or business of the Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 2.13(a), no Company has received notification of any past or present failure by the Company to comply with any Law applicable to it or its assets. As used in this Section 2.13(a), "material" shall mean any single event or number of events causing a loss to the Companies of $15,000 for an individual event or $50,000 for all events in the aggregate.

          (b) Except as disclosed in Schedule 2.13(b) to this Agreement, each Company is in material compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 2.13(b), with respect to any Environmental Law, each Company is in material compliance with all permits, licenses, and orders related thereto or issued thereunder, as are or may be applicable to the Companies' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 2.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers, threatened against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Companies of $15,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. To the knowledge of the Sellers, except as set forth on Schedule 2.13(b), no Company has transported, stored, treated or disposed, nor has any Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has any of the Companies performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and no Company has disposed, nor has any Company knowingly allowed third parties to dispose of waste upon property owned or leased by any of the Companies other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in
Schedule 2.13(b), no Company has received notification of any past or present failure by such Company to comply with any Environmental Law applicable to it or its operations or its assets. Without limiting the generality of the foregoing, no Company has received any notification (including requests for information directed to such Company or, to the knowledge of the Sellers, an owner thereof) from any governmental agency asserting that the business is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. No Company has received hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state
                                   -- ---
statute. As used in this Section 2.13(b), "material" shall mean any single event or number of events causing a loss to the Companies of $15,000 or more.

          (c) Except as set forth on Schedule 2.13 (c), the Companies have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. The Companies have obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Companies. No employee, contractor or agent of the Companies has, in the course and scope of employment with the Companies, been harmed by exposure to hazardous materials, as defined under the Environmental Laws. No liens with respect to environmental liability have been imposed against the Companies under CERCLA, any comparable New York State statute or any other applicable Environmental Law, and no facts or circumstances exist which would give rise to the same.

          (d) Schedules 2.13(a) and 2.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past ten years and all outstanding unremedied notices of violations issued to any of the Companies by any federal, state or local regulatory agency.

          (e) To the knowledge of Sellers, none of the Sellers are under investigation by the Attorney General of the State of New York, the District Attorney of any County of the State of New York, or any United States Attorney for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

          (f) All pending or, to Sellers' knowledge, threatened litigation and administrative or judicial proceedings involving the Companies, or their assets or liabilities, and a description of all such proceedings is set forth on
Schedule 2.13(f) attached.

     Section 2.14. Corrupt Practices.  The Companies have not made, offered or
                   -----------------
agreed to offer anything of value to any employees of any customers of the Companies (except in conformity with Law) for the purpose of attracting business to the Companies or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have the Companies otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 2.15  Legal Compliance.  Each Company and the Sellers have the
                   ----------------
right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and, except as set forth in
Schedule 2.15, no approvals or consents of any other persons are necessary in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule 2.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

          (a) Any charter, by-law, agreement or other document to which any Company or any Seller is a party or by which such Company, Seller or any of their property is bound; or

          (b) Any decree, order or rule of any court or governmental authority which is binding on any Company or on any property of any Company.

     Section 2.16  Transaction Intermediaries.  No agent or broker or other
                   --------------------------
person acting pursuant to the express authority of any Company or any Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 2.17  Intellectual Property.  To the knowledge of the Sellers, no
                   ---------------------
Company has infringed and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and to the knowledge of the Sellers no one has or is infringing any Intellectual Property right of any Company.

     Section 2.18  Competition.  Except as set forth on Schedule 2.18, no
                   -----------
salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of any Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of such Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of any Company.

     Section 2.19  Disclosure.  The representations and warranties of the
                   ----------
Sellers contained in this Article II Agreement, or in any Exhibit or Schedule or other document delivered by the Sellers or the Companies pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, the Sellers become aware of any inaccuracy or misrepresentation or omission in any of the Schedules, they shall immediately advise Seller in writing of the inaccuracy, misrepresentation or omission.

                                  ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND EESI
             ----------------------------------------------------

     Purchaser and EESI, jointly and severally, represent and warrant to the Sellers that:

     Section 3.1   Structure.  Purchaser and EESI are corporations duly
                   ---------
organized and legally existing in good standing under the laws of Delaware. Purchaser is qualified to do business in New York State.

     Section 3.2   Authorization to Proceed with this Agreement.  Purchaser and
                   --------------------------------------------
EESI have by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchaser or EESI.

     Section 3.3   Absence of Intermediaries.  No agent, broker, or other person
                   -------------------------
acting pursuant to Purchaser's authority will be entitled to make any claim against the Companies or against the Sellers for any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.4   Public Reports.  EESI has delivered to Sellers true,
                   --------------
accurate, complete and current, for the quarter ending September 30, 1996 and for the year ended June 30, 1996, historical filings made by EESI on Forms 10-K, 10-Q and 8-K for calendar year 1996 and all amendments thereto. Since October 31, 1996, there has not been any material adverse change in the income, expenses, assets, results of operation or financial condition of EESI. Such filings accurately and completely described, in all material respects, EESI's financial status, business operations and prospects as of the date of such filings and do not omit any material fact(s) necessary to make the information contained in the filings not misleading. All of such information provided to Sellers is correct, complete and does not omit any material information that a prudent investor would like to know.

     Section 3.5 Authorized Stock.  The Purchaser is a corporation duly
                 ----------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. The total authorized capital stock of EESI consists of 50,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Class A Common Stock, par value $.01 per share. As of November 13, 1996, the outstanding shares of capital stock of the EESI consisted solely of 11,744,388 shares of Common Stock, par value $.01. The Purchaser has 1,000 shares of no-par-value common stock authorized and 100 shares issued, all of which are owned by EESI. All of such issued and outstanding shares of EESI and Purchaser have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all federal and state securities laws.

     Section 3.6 EESI Stock.  All of the shares of EESI stock to be issued to
                 ----------
the Sellers as contemplated by this Agreement and the Collateral Documents will, upon delivery, be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with federal and state securities laws, free and clear of all liens, charges, restrictions, mortgages, security interests or claims of any kind.

     Section 3.7 Authorization.  The Purchaser and EESI have the power and
                 -------------
authority to enter into this Agreement and each of the Collateral Documents and to carry out the transactions contemplated hereby and thereby. This Agreement and each of the Collateral Documents to which the Purchaser and EESI are parties, as applicable, constitutes the legal, valid and binding obligation of the Purchaser and EESI, as applicable, enforceable in accordance with its terms. The Purchaser and EESI have the power and authority to own and lease their respective properties and to carry on their respective businesses as now conducted.

     Section 3.8 Contravention; Consents and Approvals.  No filing, action,
                 -------------------------------------
consent or approval of any person, entity or governmental body is required by the Purchaser or EESI for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and EESI and the consummation of the transactions contemplated hereby by the Purchaser and EESI will not result in a breach of the terms or conditions of, or constitute a default under, or violate,
(a) any provision of any law, regulation or ordinance, (b) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Purchaser or EESI is a party or by which any of their properties or assets is or may be bound or affected, or (c) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body.

     Section 3.9 Accuracy of Representations.  The representations and
                 ---------------------------
warranties made by the Purchaser and EESI in this Agreement do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained therein not misleading.


                                  ARTICLE IV
                          TITLE INSURANCE AND SURVEY
                          --------------------------

     Section 4.1  Title Policy.  Sellers have ordered a preliminary title
                  ------------
commitment with respect to all real property owned by the Companies ("Title Commitments") and will deliver a copy of the Title Commitments to Purchaser as soon as the Title Commitments are received by Sellers. EESI may terminate this Agreement, if EESI cannot obtain title insurance, satisfactory to EESI in EESI's sole discretion, insuring the Companies' interest in and to any real property owned by Companies. EESI may exercise its right of termination by sending written notice to Seller within fifteen (15) days from the date Purchaser receives all Title Commitments and all documents noted as exceptions to title on the Title Commitments.

     Section 4.2  Survey.  Sellers shall cooperate with Purchaser in obtaining
                  ------
as-built surveys of all real property owned by the Companies. EESI may terminate this Agreement if any survey reflects that any improvements constructed on any real property encroach upon any adjacent real estate or that any of the real properties do not have legal access to public roads. EESI may exercise its right of termination by sending written notice to Seller within fifteen (15) days of receiving the as-built survey.

     Section 4.3  Costs.  Companies shall pay for the cost of obtaining the
                  -----
policies of title insurance and the surveys required by this Article IV.


                                   ARTICLE V
                       ADDITIONAL AGREEMENTS OF SELLERS
                        --------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     Section 5.1 Restrictions on Transfer of Unregistered Stock.  If the EESI
     ----------------------------------------------------------
Stock delivered to Sellers at Closing is not registered under the Securities Act of 1933, the Sellers understand and agree that the following restrictions and limitations are applicable to the Seller's purchase and resale or other transfer of the EESI Stock, pursuant to the ("Act"). Under Section 6.2, EESI is obligated to have the EESI Stock registered under the Act after Closing, if EESI delivers unregistered stock at the Closing.

          (a) Sellers agree that the EESI Stock shall not be sold or otherwise transferred, unless the EESI Stock is registered under the Act and state securities laws or is exempt therefrom.

          (b) Until the EESI Stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the EESI Stock to be issued to the Sellers:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. These shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable states securities act or (ii) Eastern Environmental Services, Inc., shall have been furnished with an opinion of counsel, reasonably satisfactory to counsel for Eastern Environmental Services, Inc., that registration is not required under any such acts."

          (c) Stop transfer instructions will be imposed with respect to the EESI Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement.

     Section 5.2  Pooling Restrictions.  Purchaser, EESI and  Sellers have
                  --------------------
agreed that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests," as long as the economics of the transaction are not changed. Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by EESI of consolidated financial results which include results of combined operations of the Companies and EESI for at least 30 days on a consolidated basis following the Closing Date, Sellers shall not sell or otherwise transfer or dispose of, or in any way reduce his or her or its risk relative to, any shares of the EESI Stock received by Sellers (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). EESI agrees that such consolidated financial results shall be published and disseminated no later than 120 days after the Closing Date. The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Sellers therefore covenant and agree with Purchaser to hold the EESI Stock and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the EESI Stock to be received by Sellers will bear a legend substantially in the form set forth below:

     "The shares represented by this certificate may not be sold, transferred or assigned, and Eastern Environmental Services, Inc., shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Eastern Environmental Services, Inc., which include the results of at least 30 days of combined operations of Eastern Environmental Services, Inc., and the companies acquired by Eastern Environmental Services, Inc., for which these shares are issued. Upon the written request of the holder hereof directed to Eastern Environmental Services, Inc., the issuer agrees to remove this restrictive legend (and any stop order places with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

     Section 5.3  Plan of Reorganization.  This Agreement contemplates the
                  ----------------------
acquisition of all the outstanding stock of the Companies solely in exchange for the voting stock of EESI in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended ("Code"), and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code (S)368(a)(1)(b) and to comply with all IRS filing and other requirements for such exchange. Purchaser, EESI and Sellers have agreed that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of the Code. If for any reason a provision in this Agreement would prevent the transaction from qualifying as a reorganization within the meaning of the Code, the parties agree to negotiate in good faith to modify the Agreement so the transaction can qualify as a reorganization, as long as the economics of the transaction are not changed.

     Section 5.4  Representations as to Private Offering.  The EESI Stock is
                  --------------------------------------
being delivered to the Sellers in a private placement under Section 4.2 of the Act and under Regulation D promulgated under the Act. To induce Purchaser to issue the EESI Stock, each Seller represents and warrants as follows:

          (a)  Each Seller maintains their residence in New York.

          (b) Each Seller acknowledges that they have received a copy of EESI's Annual Report on Form 10-K and Form 10-K(a) for the fiscal year ended June 30, 1996, EESI's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1996, EESI's proxy statement for the annual meeting of stockholders held on February 29, 1996, EESI's proxy statement for the special meeting of stockholders held on August 8, 1996, EESI's Current Reports on Form 8-K dated June 21, 1996, July 2, 1996, and September 27, 1996, and press releases dated November 12, 1996, and October 28, 1996, concerning an acquisition and potential acquisition made and to be made by EESI.

          (c) The Sellers represent and warrant that the EESI Stock is being acquired for their own account without a view to public distribution or resale and that the Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of EESI Stock, or any portion thereof, to any other person.

          (d) The Sellers represent and warrant that, in determining to acquire the EESI Stock, they have relied solely upon their independent investigation, including the advice of their legal counsel and accountants or other financial advisers or purchaser representatives, and have, during the course of discussions concerning their acquisition of the EESI Stock, been offered the opportunity to ask such questions and inspect such documents concerning EESI and its business and affairs as they have requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

          (e) THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE EESI STOCK INVOLVES A HIGH DEGREE OF RISK, and represents and warrants that they can bear the economic risk of the acquisition of the EESI Stock, including the total loss of their investment.

          (f) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot reasonably foresee any other circumstances, that are likely in the future to require them to dispose of the EESI Stock, and (iv) all their investments in and commitments to non-liquid investments are, and after their acquisition of the EESI Stock will be reasonable in relation to their net worth and current needs.

          (g) The Sellers understand that no federal or state agency has approved or disapproved the EESI Stock or made any finding or determination as to the fairness of the EESI Stock for investment.

          (h) The Sellers understand that the EESI Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Seller to acquire the EESI Stock.

          (i) The Sellers each acknowledge that they are officers and directors of the Companies. The Sellers further represent and warrant that they are familiar with the business and financial affairs of the Companies, and have had access to all financial statements prepared by the Companies.

     Section 5.5  Access to Records.  The Sellers will cause the Companies to
                  -----------------
give to Purchaser and its representatives, from the date hereof until the Closing Date, full access during normal business hours to all of the properties, books, contracts, documents and records of the Companies, and to make available to Purchaser and its representatives all additional financial statements of and all information with respect to the business and affairs of the Companies that Purchaser may reasonably request.

     Section 5.6  Continuation of Business.  The Sellers will operate the
                  ------------------------
Companies until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve their business organizations intact, to assure, to the extent possible, the availability to Purchaser of the present key employees of the Companies, and to preserve for Purchaser the relationships of the

Companies with suppliers, customers, and others, except if it is determined in the judgment of the Companies to be in the best interest of the Companies.

     Section 5.7  Continuation of Insurance.  The Sellers will cause the
                  -------------------------
Companies to keep in existence all policies of insurance insuring the Companies against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect.

     Section 5.8. Standstill Agreement.  Until the Closing Date, unless this
                  --------------------
Agreement is earlier terminated pursuant to the provisions hereof, the Companies and the Sellers will not directly or indirectly solicit offers for the Company Shares or the assets of the Companies or for a merger or consolidation involving the Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Companies by merger, consolidation or other combination or acquiring any of Companies' assets; nor will the Sellers permit the Company to do any of the foregoing.

     Section 5.9  Audited Financial Statements.  Sellers agree to cause the
                  ----------------------------
Companies to prepare audited balance sheets for the Companies as of December 31, 1993, December 31, 1994, and December 31, 1995, and statements of income, cash flow and retained earnings for the Companies for the twelve-month periods ended December 31, 1993, December 31, 1994, and December 31, 1995 ("Historical Financial Statements"), as rapidly as possible, but no later than the Closing Date. Sellers shall also cause the Companies to prepare audited balance sheets of the Companies as of the September 30, 1996, and audited statements of income, cash flow and retained earnings for the period ending September 30, 1996 ("Interim Financial Statements"). The Interim Financial Statements are to be delivered by the Companies no later than thirty (30) days after the Closing Date.

                                  ARTICLE VI
                  ADDITIONAL AGREEMENTS OF PURCHASER AND EESI
                  -------------------------------------------

     Section 6.1  Payment of Expenses.  EESI will pay all expenses incurred by
                  -------------------
EESI and Purchaser in connection with the negotiation, execution and performance of this Agreement. The Companies, on or before the Closing Date, will pay all reasonable legal and accounting expenses incurred by the Sellers in connection with the negotiation, execution and performance of this Agreement.

     Section 6.2  Registration Rights.
                  -------------------

          (a) If the EESI Stock delivered at Closing is not registered under the Act ("Unregistered Stock"), as soon as practical following the Closing Date but in any event within one hundred twenty (120) days after the Closing Date, EESI shall file a registration statement to register the Unregistered Stock under the Act for sale to the public pursuant to a "shelf registration" on Form S-3 or other appropriate form, if Form S-3 is not available under Rule 415 of the Act. Within the same time, EESI shall also file whatever notices or registration statements, if any, as are required by any applicable "blue sky" laws. EESI will give written notice to the Seller of the "shelf registration" at least 15 days before the registration statement is filed. After receiving the notice of the "shelf" registration, each Seller will advise EESI in writing of the intended method of disposition of the Unregistered Stock to be registered, as required by the Act. Notwithstanding the above, EESI's obligation to file the shelf registration and/or keep the shelf registration continuously effective shall be suspended during any period that there exists material, non-public information relating to EESI. EESI shall keep such registration statement current and effective, until such time as all of the shares may be sold by the Sellers at any time without restriction or pursuant to the provisions of Rule 144, without volume restrictions, or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. EESI shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement.

          (b) With respect to the registration of the Unregistered Stock, EESI will, as expeditiously as possible: (i) furnish to the Sellers such number of prospectuses, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents, as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers; and (ii) before filing the registration statement, prospectus or amendments or supplements thereto, furnish to counsel for Sellers copies of all such documents proposed to be filed.

          (c) Upon any registration under the Act of any of the Unregistered Stock, EESI shall indemnify Sellers in accordance with the provisions of Article IX from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing, or necessary in order to make the statements therein not misleading or
(iii) any violation or alleged violation by EESI to which such Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, EESI shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to EESI by Sellers which is stated in writing to be specifically intended for such use; and provided further, that EESI shall not be required to indemnify Sellers against any Security Liability which arises out of the failure of Sellers to deliver.

          (d) All expenses incurred in effecting the registrations provided for in this Section 6.2 shall be paid by EESI, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EESI, fees and disbursement of counsel for Sellers (up to $3,000 per year), underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of EESI's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

                                  ARTICLE VII
                       CONDITIONS OF EESI AND PURCHASER
                       --------------------------------

     The obligations of EESI and Purchaser to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the
Closing:

     Section 7.1  Compliance by Sellers.  The Sellers shall have performed and
                  ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers at or prior to the Closing Date.
All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and the Purchaser and EESI shall have received a Certificate duly executed by each of the Sellers as to the foregoing.

     Section 7.2  Litigation Affecting This Transaction.  There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Companies or the business the Companies operate, taken as a whole, which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3  Fiscal Condition of Business.  There shall have been no
                  ----------------------------
material adverse change in the results of operations, financial condition or business of the Companies, taken as a whole, or any Company, and each Company shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     Section 7.4  Opinion of Counsel.  The Sellers shall have delivered to the
                  ------------------
Purchaser the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.6(g).

     Section 7.5  Releases.  The Sellers shall have delivered to the Purchaser a
                  --------
release from each Seller, in a form and content annexed hereto as Schedule 1.6(c), which provides that the Sellers are releasing the Companies from any and all claims, causes of action, debts and obligations whatsoever.

     Section 7.6  Employment Agreements.  Robert Donno, Thomas King, and Norman
                  ---------------------
Taylor shall have executed and delivered to Purchaser the Employment Agreements.

     Section 7.7  Consents.  All approvals, authorizations and consents
                  --------
required to be obtained shall have been obtained, and the Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser and its counsel, of the granting of such approvals, authorizations and consents.

     Section 7.8  Financial Statements.  The Companies shall have delivered to
                  ---------------------
Purchaser the Historical Financial Statements and the Interim Financial Statements as set forth in Section 5.9.



                                 ARTICLE VIII
                             CONDITIONS OF SELLERS
                             ---------------------

     The obligations of the Sellers to transfer the Company Shares in accordance with this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     Section 8.1  Compliance by Purchaser.  The Purchaser and EESI shall have
                  -----------------------
performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date. All representations and warranties of Purchaser and EESI contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and the Sellers shall have received a Certificate duly executed by an officer of Purchaser and EESI as to the foregoing.

     Section 8.2  Litigation Affecting This Transaction.  There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate in its entirety or control any of the Companies or the business the Companies operate which, as a result of the transaction contemplated by this Agreement, might affect such right as to Purchaser or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 8.3  Guarantees.  The Sellers shall be released from any liability
                  ----------
they have under guarantees they have made with respect to the Companies' debts or obligations, including only those guarantees set forth on Schedule 8.3. If after a good faith attempt Purchaser cannot obtain the release of the Sellers from the described guarantees, this condition shall be waived and Purchaser and EESI will indemnify Sellers from any and all liability, expense and claims made against Sellers with respect to guarantees the Sellers have made of the Companies' debts.

     Section 8.4  Payment.  The Purchaser shall have delivered to each of the
                  -------
Sellers, as applicable, the EESI Stock in accordance with Section 1.5.

     Section 8.5  Employment Agreements.  The Purchaser shall have executed and
                  ---------------------
delivered the Employment Agreements for Robert Donno, Thomas King, and Norman Taylor.

     Section 8.6  Consents.  All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations and consents.

     Section 8.7  Opinion of Counsel.  The Purchaser shall have delivered to the
                  ------------------
Sellers the opinion of counsel to the Purchaser and EESI, dated the Closing Date, in the form annexed hereto as Schedule 1.5(c).

     Section 8.8  Material Adverse  Change.  There shall not have been, and on
                  ------------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of EESI and its subsidiaries taken as a whole.


                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------


     Section 9.1.  Indemnification by Sellers.  The Sellers each agree that they
                   --------------------------
will each, jointly and severally, indemnify, defend, protect and hold harmless Purchaser, EESI and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Sellers made in this Agreement and to be performed by Sellers before or after the Closing Date; (c) violation of the requirements of any governmental authority relating to the reporting and payment (to the extent payment exceeds the amount reserved for in the Most Recent Financial Statement) of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Companies arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust," "racketeering," or "unfair competition law," including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, the Racketeer Influenced or Corrupt Organizations Act, or the Federal Trade Commission Act; or (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or (d) of this Section 9.1 of this Agreement has occurred.

     Section 9.2.  Indemnification by Purchaser and EESI.  EESI and Purchaser,
                   -------------------------------------
jointly and severally, agree that they will indemnify, defend, protect and hold harmless each Seller, each of the Companies, and each of their respective officers, directors, divisions, subdivisions, affiliates, subsidiaries, parents, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by them, or any of them, as a result of or incident to:
(a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser or EESI set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents;
(b) nonfulfillment of any agreement, covenant or condition on the part of Purchaser or EESI made in this Agreement or in the Collateral Documents; (c) any Security Liability; (d) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section 9.2 has occurred; or (e) any of the Guarantees.

     Section 9.3.   Procedure for Indemnification with Respect to Third Party
                    ---------------------------------------------------------
     Claims
     ------

               (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

               (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

               (d) If the conditions set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4.  Procedure for Non-Third Party Claims.  If Purchaser or
                   ------------------------------------
Sellers wish to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no

Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5  Survival of Claim.  All of the respective representations,
                  -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to anti-trust Laws, unfair competition Laws and racketeering Laws, including, without limitation, the representations and warranties set forth in Section 2.13(a), shall survive for thirty months after the Closing Date, (ii) all representations and warranties pertaining to Environmental Laws, including, without limitation, the representations and warranties set forth in Section 2.13(b), shall survive for twenty-four months after the Closing Date, (iii) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 2.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Companies by tax authorities or governmental agencies or governmental units, and (iv) all representations and warranties other than set forth in (i), (ii) and (iii) above shall survive until eighteen months from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     Section 9.6  Limitation of Liability.  Notwithstanding anything else to the
                  -----------------------
contrary contained herein, neither the Purchasers nor any other party entitled to indemnification pursuant to Section 9.1 hereof shall be entitled to assert any claim for indemnification contained in Section 9.1 unless and until such time as claims of indemnification thereunder, exceed ("Basket") (i) One Hundred Dollars ($100), in the aggregate, for claims made regarding the falsity of the representations and warranties of Sellers made in Section 2.10, or (ii) One Hundred Thousand Dollars ($100,000) in the aggregate for claims made regarding the falsity of any other representation or warranty of Sellers made in this Agreement. Purchasers shall only be entitled to assert claims for indemnification that exceed the applicable Basket; it being understood and agreed that the applicable Basket amount shall be excluded from the indemnification contained in Section 9.1 and shall be borne 100% by the Purchaser and the parties entitled to be indemnified thereunder so that the Sellers, as applicable, shall have no liability with respect thereto. Notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section 9.1 shall be limited to an aggregate dollar amount equal to (i) the dollar amount received by Sellers for any of the EESI Stock sold by them in bona fide sales, plus (ii) the market value of the EESI Stock not sold
        ---- ----
by Sellers in bona fide sales as of the date Sellers first assert a limitation
              ---- ----
of their liability pursuant to this Section 9.6.


                                   ARTICLE X
                               OTHER PROVISIONS
                               ----------------

     Section 10.1  Nondisclosure by Sellers.  Sellers recognize and acknowledge
                   ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of the Companies such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Sellers agree that for a period of ten (10) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Companies, unless (i) such information becomes known to the public generally through no fault of Sellers, (ii) the Sellers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Sellers of the provisions of this Section, Purchaser shall be entitled to an injunction restraining Sellers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2  Nondisclosure by Purchaser and EESI.  Purchaser and EESI
                   -----------------------------------
recognize and acknowledge that they have in the past, currently have, and prior to the Closing Date, will have access to certain confidential information of the Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Purchaser and EESI, jointly and severally agree that neither will utilize such information in the business or operation of Purchaser, EESI or any of their affiliates of disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or EESI or any of their Affiliates, (ii) Purchaser or EESI is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser or EESI of the provisions of this Section, the Sellers shall be entitled to an injunction restraining Purchaser and EESI from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3  Assignment; Binding Effect; Amendment.  This Agreement and
                   -------------------------------------
the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of EESI or Purchaser) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser, EESI and Sellers. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4  Entire Agreement.  This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5  Counterparts.  This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6.  Notices.  All notices or other communications required or
                    -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

          (a)  If to Purchaser, addressed to it at:

               President
               1000 Crawford Place
               Mt. Laurel, NJ 08054

               with a copy to:

               Robert M. Kramer & Assoc., P.C.
               1150 First Avenue, Suite 900
               King of Prussia, PA 19406


          (b)  If to Sellers, addressed to

               Robert Donno
               300 East Shore Road
               Great Neck, NY 11023

               with a copy to:

               Timothy Higgins, Esq.

               57 Manhasset Avenue
               Manhasset, NY 11030

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     Section 10.8   No Waiver.  No delay of or omission in the exercise of any
                    ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9   Time of the Essence.  Time is of the essence of this
                    -------------------
Agreement.

     Section 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 10.13  Extension or Waiver of Performance.  Either Robert Donno on
                    ----------------------------------
behalf of the Sellers or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Robert Donno on behalf of the Sellers and the Purchaser.

     Section 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.15  Disclosure on Schedules.  For purposes of this Agreement, a
                    -----------------------
disclosure by any party hereto of any fact on any Schedule shall be deemed a disclosure on every Schedule of any party hereto to the extent such disclosure properly could have been made thereon but was not made. The parties acknowledge that notwithstanding the provisions of the Agreement stating all Schedules and Exhibits to this Agreement are attached to the Agreement, none of the Schedules have been attached and certain of the Exhibits have not been attached. Sellers will deliver to Purchasers all Schedules to be attached to this Agreement as soon as reasonably possible but no later than ten (10) days from the date of this Agreement. Purchasers will have five (5) days from the date of delivery of the Schedules to review the Schedules and terminate the Agreement by sending written notice to Companies, if Purchasers are not satisfied with any material matter revealed by any Schedule. The parties hereto shall use their best efforts to agree upon and attach to this Agreement all Exhibits not attached to this Agreement on the date of this Agreement's execution. If the parties, in the exercise of reasonable discretion, can not agree upon any Exhibits not attached to this Agreement by January 10, 1997, any of the parties may terminate this Agreement by sending written notice of termination to the other parties. Once the Schedules are produced and the Exhibits agreed upon, the parties hereto shall execute a signature page which states that attached to the signature page are the Schedules and Exhibits to this Agreement.

     Section 10.16  Arbitration.
                    -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, in New York, New York, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to the Purchaser, EESI and the Sellers in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings").
The Purchaser, EESI and the Sellers, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in



                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        /s/  Robert Donno
                                        -------------------------------
                                        Robert Donno


                                        /s/  Thomas King
                                        -------------------------------
                                        Thomas King


                                        /s/  Norman Taylor
                                        -------------------------------
                                        Norman Taylor


                                        EASTERN ENVIRONMENTAL SERVICES, INC.


                                        /s/  Robert M. Kramer
                                        -------------------------------
                                        Robert M. Kramer
                                        Its: Vice President


                                        EASTERN WASTE OF L.I., INC.


                                        /s/  Robert M. Kramer
                                        -------------------------------
                                        Robert M. Kramer
                                        Its: Vice President

                                  THOMAS KING
                                 ROBERT DONNO
                                 NORMAN TAYLOR



                                                        January 31, 1997

Louis D. Paolino, Jr.
President
Eastern Environmental Services, Inc.
1000 Crawford Place
Mt. Laurel, N.J. 08054

Dear Mr. Paolino:

        Reference is made to that certain Reorganization and Plan of Agreement dated as of December 31, 1996, among Eastern Environmental Services, Inc. ("EESI"), Eastern Waste of L.I., Inc. ("Eastern Waste"), Thomas King, Robert Donno and Norman Taylor (the "Agreement"). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

        The undersigned hereby request EESI and Eastern to consent to the amendments to the Agreement set forth below:

                1. Section 2.8(d) of the Agreement is hereby amended by deleting the phrase "One Million Four Hundred Thousand Dollars ($1,400,000) in working capital" and substituting therefor the phrase "One Million One Hundred Fifty Thousand Three Hundred Nine Dollars ($1,150,309) in working capital".

                2. Section 6.1 of the Agreement is hereby amended by deleting the second sentence therefrom and substituting therefor the following new sentence: "The Companies promptly after the Closing Date shall pay legal fees not to exceed $30,000 to Higgins, Higgins & Higgins, accounting fees not to exceed $30,000 to Paternostro, Callahan & DeFriettis, Certified Public Accountants, and transfer taxes not to exceed $11, 428 to the New York State Department of Taxation and Finance in connection with the negotiation, execution and performance of this Agreement. The payment of the amounts of expenses set forth herein shall not be included in the calculation of working capital pursuant to Section 2.8(d) of the Agreement, provided however, that any expenses in excess of the amounts set forth herein shall be deemed to have been incurred prior to the Closing and shall be included in the calculation of working capital

        The undersigned hereby request that Section 9.1 of the Agreement specifically exclude the cost and expenses which may be incurred in connection with uncovering, cleaning, removing, transporting or site remediation in connection with the underground storage tanks described on the attached report of American Resource Consultants, Inc. dated January 30, 1997 and addressed to Mr. Paolino, re: Donno Company, Inc. ARC Project No. 20297-001 (the "ARC Report") at the following locations referred to in said report: 300-302 East Shore and 240 East Shore, 152-156 Haven Avenue and 186 Broadway ("Excluded Tank Liabilities"). The undersigned confirm and agree that except for the specific Excluded Tank Liabilities referred to in this paragraph, the indemnities set forth in Section 9.1 of the Agreement, shall cover all liabilities, including without limitation, any and all other liabilities associated with the sites referred to in the ARC Report and that except for the exclusion for the Excluded Tank Liabilities, Section 9.1 of the Agreement remains in full force and effect.

        Except for the amendments to Sections 2.8(d), 6.1 and 9.1 set forth herein and the substitution of pages referred to in the paragraph above, all terms and conditions of the Agreement remain in full force and effect. All reference in the Agreement or in any document executed in connection with the Agreement to the Agreement shall mean the Agreement as amended hereby.

        Please indicated your agreement with the foregoing by executing a copy of this letter an returning it to the undersigned.

                                                Very truly yours,



                                                /s/ Thomas King
                                                -----------------------------
                                                Thomas King


                                                /s/ Robert Donno
                                                -----------------------------
                                                Robert Donno

                                                /s/ Norman Taylor
                                                -----------------------------
                                                Norman Taylor

Accepted and agreed to this
31st day of January 1997

Eastern Environmental Services, Inc.

By: /s/ John Poling
   --------------------------------

Eastern Waste of L.I., Inc.

By: /s/ John Poling
   --------------------------------